UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009 (June 8, 2009)

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices, including zip code)

(914) 347-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Regeneron Pharmaceuticals, Inc. (“Regeneron”) entered into two agreements with Novartis Pharma AG and Novartis Pharmaceuticals Corporation (collectively, “Novartis”), effective June 8, 2009, terminating and replacing a March 2003 Collaboration, License and Option Agreement (the “2003 Collaboration Agreement”). Under the 2003 Collaboration Agreement, Regeneron had the right to opt in to the development and commercialization, including the right to receive a specified share of the profits from sales, of Novartis’ interleukin-1 (IL-1) antibody product candidate, and Novartis had the right to opt in to the development and commercialization, including the right to receive a specified share of the profits from sales, of Regeneron’s second-generation IL-1 Trap.

Under the first agreement, called the IL-1 Antibody Termination Agreement, the parties terminated the 2003 Collaboration Agreement, including the opt-in rights discussed above. In exchange for eliminating Regeneron’s right to opt in to the development and commercialization of Novartis’ IL-1 antibody product candidate, Novartis agreed to pay Regeneron tiered royalties on future aggregate, worldwide annual net sales (“annual sales”) of certain Novartis IL-1 antibody products, including canakinumab (ACZ885), a fully human IL-1 antibody currently under regulatory review to treat cryopyrin-associated periodic syndrome (CAPS). The multi-tiered royalty rates in the agreement start at 4% and reach 15% when annual sales exceed $1.5 billion.

Under the second agreement, called the Trap-2 Termination Agreement, in exchange for eliminating Novartis’ right to opt in to the development and commercialization of Regeneron’s second generation IL-1 Trap, Regeneron agreed to pay Novartis tiered royalties on any future worldwide net sales of certain IL-1 blocking products sold by Regeneron, with the exception of Regeneron’s IL-1 Trap (also known as ARCALYST® (rilonacept) Injection for Subcutaneous Use), which is marketed and sold in the United States for the treatment of CAPS and is in Phase 3 clinical trials for the treatment of gout. In February 2004, Novartis terminated the 2003 Collaboration Agreement with respect to Regeneron’s IL-1 Trap. The royalty terms under the Trap-2 Termination Agreement are identical to those of the IL-1 Antibody Termination Agreement based on aggregate, worldwide, annual net sales of Regeneron’s covered products.

The press release dated June 11, 2009 issued by Regeneron announcing the execution of the two agreements by Regeneron and Novartis is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01, including the press release dated June 11, 2009 and attached as Exhibit 99.1, is incorporated by reference into this Item 1.02. The parties determined that it was in their best interest to terminate the 2003 Collaboration Agreement and replace it with the IL-1 Antibody Termination Agreement and the Trap-2 Termination Agreement as described under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 11, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Stuart Kolinski
		Name:	Stuart Kolinski
		Title:	Senior Vice President and General
Counsel

Exhibit Index

Number	Description
99.1	Press Release dated June 11, 2009